                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated April 13, 1999, with respect to the consolidated financial statements of Belden & Blake Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1998, in the following Registration Statements and related
Prospectuses:



REGISTRATION
  NUMBER            DESCRIPTION OF REGISTRATION STATEMENTS

  33-62785          Stock Option Plan; Non-Employee Director Stock Option
                    Plan--Form S-8

  33-69802          Employees' 401(K) Profit Sharing Plan--Form S-8





                                                  ERNST & YOUNG LLP


Cleveland, Ohio
April 13, 1999